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                                                                  EXHIBIT 21.01


                                 INTERLAND, INC.
                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                State (or jurisdiction)           Percentage
                                                                         in which                  Ownership
Name                                                                   Incorporated             by Registrant
----                                                            -----------------------         -------------
MEI California, Inc.                                                    California                    100%

Micron Electronics (H.K.) Limited                                        Hong Kong                    100%

Micron Electronics  Overseas Trading, Inc.                               Barbados                     100%

SpecTek Products, LLC                                                    Delaware                     100%

Micron Electronics International, Inc.                                   Delaware                     100%

Micron Computer of Canada, Inc.                                           Canada                      100%

HostPro, Inc. (formerly Micron PC Web Services, Inc.)                    Delaware                     100%

Micron Electronics Asia-Pacific Holdings, Inc.                            B.V.I.                      100%

Micron Electronics Asia-Pacific Operations, Inc.                          B.V.I.                      100%

Micron Electronics Asia-Pacific Trading, Ltd.                            Hong Kong                    100%

Interland Georgia, Inc.                                                   Georgia                     100%

Interland B.V                                                           Netherlands                   100%
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